Exhibit 10.2

JAKKS ANNOUNCES CHIEF FINANCIAL OFFICER WILL STEP DOWN

SANTA MONICA, CA – December 29, 2017 – JAKKS Pacific, Inc. (NASDAQ: JAKK) today announced that Joel M. Bennett, the Company’s Chief Financial Officer, will be stepping down from his position at the Company. The Company also announced that it has commenced an external search to identify a new CFO, and, in order to arrange for a smooth transition, Mr. Bennett will continue as the Company’s Chief Financial Officer until completion of the Company’s annual report for the 2017 fiscal year or such earlier date that a successor has been named and transitioned to the office of Chief Financial Officer.

Stephen Berman, Chairman and Chief Executive Officer, stated: “We appreciate the 22 years of service provided to the Company by Mr. Bennett and wish him well in pursuing other opportunities.”

About JAKKS Pacific, Inc.

JAKKS Pacific, Inc. (NASDAQ: JAKK) is a leading designer, manufacturer and marketer of toys and consumer products sold throughout the world, with its headquarters in Santa Monica, California. JAKKS Pacific’s popular proprietary brands include BIG-FIGS™, XPV®, Max Tow™ and Friends, Disguise®, Moose Mountain®, Funnoodle®, Maui®, Kids Only!®; a wide range of entertainment-inspired products featuring premier licensed properties; and, C’est Moi™, a youth skincare and make-up brand. Through JAKKS Cares, the company’s commitment to philanthropy, JAKKS is helping to make a positive impact on the lives of children. Visit us at www.jakks.com and follow us on Instagram (@jakkstoys), Twitter (@jakkstoys) and Facebook (JAKKS Pacific).

© 2017 JAKKS Pacific, Inc. All rights reserved.

Forward Looking Statements

This press release may contain “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995) that are based on current expectations, estimates and projections about JAKKS Pacific's business based partly on assumptions made by its management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such statements due to numerous factors, including, but not limited to, those described above, changes in demand for JAKKS' products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, and difficulties with integrating acquired businesses. The “forward-looking statements” contained herein speak only as of the date on which they are made, and JAKKS undertakes no obligation to update any of them to reflect events or circumstances after the date of this release.

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